UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2006

VISUALMED CLINICAL SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-33191	88-0436055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Laurier St. West, Suite 200, Montreal, Quebec, Canada (Address of principal executive offices)	H2V 2L1 (Zip Code)

(514) 274-1115
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

VisualMED Clinical Solutions Corp. (OTC BB: VMCS) will be providing an expanded and comprehensive clinical information system to the Metropolitan Medical Center (MMC), a private Canadian hospital being built in Montreal.

VisualMED will be providing technology, as well as planning services, to the management corporation of the MMC.

The MMC will be the largest private surgery facility in eastern Canada.

The project is worth approximately $9 million over 5 years to the Company.

Item 9.01 Financial Statements and Exhibits

Exhibits.

99.1 - Press Release of VisualMED Clinical Solutions Corp., dated April 5, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of April, 2006.

VisualMED Clinical Solutions Corp.

By:	/s/ Barry Scharf

Barry Scharf, Chief of Operations

Exhibit Index

Exhibit No.      Description

     99.1       -    Press Release of VisualMED Clinical Solutions Corp., dated April 5, 2006.